Morgan Stanley California Insured Municipal Income Trust
                          Item 77(O) 10F-3 Transactions
                        November 1, 2004 - April 30, 2005



Securi  Purch   Size   Offeri  Total   Amount    % of    % of
  ty     ase/    of      ng    Amount    of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price     of    Shares     ng    Total     s       sed
  sed    Date    ng      of   Offerin  Purcha   Purcha  Assets           From
                       Shares    g       sed      sed
                                         By       By
                                        Fund     Fund
Puerto  3/28/    -     $103.7 $993,45  2,000,    0.20%  0.85%   JPMorg  JPMorg
 Rico     05             3     0,000     000                     an,      an
Electr                                                          Merril
  ic                                                              l
 Power                                                          Lynch
Author                                                          & Co.,
  ity                                                           Morgan
                                                                Stanle
                                                                  y,
                                                                 Banc
                                                                  of
                                                                Americ
                                                                  a
                                                                Securi
                                                                 ties
                                                                 LLC,
                                                                Citigr
                                                                 oup,
                                                                Goldma
                                                                  n,
                                                                Sachs
                                                                & Co.,
                                                                Lehman
                                                                Brothe
                                                                 rs,
                                                                 UBS
                                                                Financ
                                                                 ial
                                                                Servic
                                                                 es,
                                                                Raymon
                                                                  d
                                                                James
                                                                  &
                                                                Associ
                                                                ates,
                                                                Inc.,
                                                                Samuel
                                                                Ramire
                                                                 z &
                                                                 Co.,
                                                                Wachov
                                                                  ia
                                                                Bank,
                                                                Nation
                                                                  al
                                                                 Bank